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                                                                     EXHIBIT 24

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of
 Lillian Vernon Corporation:

We consent to the incorporation by reference in the registration statement of Lillian Vernon Corporation on Form S-8 (File Nos. 33-18849, 33-37694, 33-71250 and 33-71252) of our report dated April 11, 1997, on our audits of the consolidated financial statements of Lillian Vernon Corporation and Subsidiaries as of February 22, 1997 and February 24, 1996, and for each of the three fiscal years in the period ended February 22, 1997, which report is included in this Annual Report on Form 10-K.

                                                 COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
April 11, 1997

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